UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2022

Quanergy Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39222	88-0535845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 LAKESIDE DRIVE
SUNNYVALE, California		94085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 408 245-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	QNGY	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $230.00 per share	QNGY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

Corporate Restructuring

In October 2022, Quanergy Systems, Inc. ("Quanergy" or the "Company"), implemented a restructuring plan, including a reduction in staff, after an extensive review of its organization and programs and in response to current market conditions.

Under the restructuring program, the Company has focused its solid state engineering resources on the design of a second-generation, high-resolution optical phased array (“OPA”) architecture, and has ceased development of its initial solid state OPA architecture, resulting in a reduction in engineering staff and associated expenditures. In connection with this restructuring plan the Company will reduce staff by 11%, from 141 to 126 full-time employees, pursuant to which it expects to incur severance expenses of approximately $130 thousand. Quanergy expects to substantially complete this workforce reduction by the end of October 2022. These actions are expected to reduce expenses and extend the Company's cash runway.

Financial Update

While Quanergy has not finalized its full financial results for the quarter ended September 30, 2022, the Company expects to report that it had approximately $7.2 million of cash, cash equivalents and restricted cash as of September 30, 2022. Quanergy also expects to report revenue for the third quarter of 2022 of $2.3 million, compared with $1.1 million in the same period of 2021, and bookings, which are defined as non-cancellable orders expected to be delivered within 12 months of purchase order receipt, for the 12-month period ending September 30, 2022 of $10.8 million, compared with $4.2 million in the same period of 2021. These amounts are preliminary, have not been audited and are subject to change in connection with the completion of Quanergy's unaudited financial statements for the quarter ended September 30, 2022. In addition, Quanergy's independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. Accordingly, a market participant should not place undue reliance on this information. Additional information and disclosures would be required for a more complete understanding of Quanergy's financial position and results of operations as of September 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANERGY SYSTEMS, INC.

Dated:	October 11, 2022	By:	/s/ Patrick Archambault
Patrick Archambault Chief Financial Officer